UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 30, 2014
(date of earliest event reported)

VASCULAR SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court North
Minneapolis, Minnesota 55369
(Address of principal executive offices)

 (763) 656-4300
(Registrant’s telephone number, including are code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Vascular Solutions, Inc. (the “Company”) held on April 30, 2014, the Company’s shareholders approved each of the following proposals, which were set forth in the Proxy Statement for the 2014 Annual Meeting of Shareholders:

Proposal 1

The Company’s shareholders elected each of the seven director nominees to a one-year term and until the director’s successor is elected and qualified (except in the case of earlier death, resignation or removal) as follows:

	FOR	WITHHOLD	BROKER NON-VOTE
Martin Emerson	11,509,088	203,396	4,312,771
John Erb	10,925,551	786,933	4,312,771
Richard Kramp	11,643,955	68,529	4,312,771
Richard Nigon	10,929,254	783,230	4,312,771
Paul O’Connell	10,928,251	784,233	4,312,771
Howard Root	10,927,364	785,120	4,312,771
Jorge Saucedo	11,642,398	70,086	4,312,771

Proposal 2

The Company’s shareholders approved the Vascular Solutions, Inc. 2014 Qualified Performance-Based Compensation Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
10,517,987	1,180,356	14,141	4,312,771

Proposal 3

On an advisory basis, the Company’s shareholders approved the compensation of its named executive officers as described in the Compensation Discussion and Analysis section, and the other tabular and narrative disclosure regarding such compensation, set forth in the Proxy Statement for the 2014 Annual Meeting of Shareholders:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
10,655,619	494,809	562,056	4,312,771

Proposal 4

The Company’s shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
15,201,366	817,852	6,037	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: May 1, 2014	By:	/s/ James Hennen
James Hennen
Its: Chief Financial Officer